EXHIBIT 99.1

[WINSTON HOTELS INC. LOGO]

Winston Hotels, Inc.
2626 Glenwood Avenue • Suite 200
Raleigh, North Carolina 27608
www.winstonhotels.com
NYSE: WXH

FOR FURTHER INFORMATION:

AT WINSTON HOTELS:
Patti L. Bell	Contact: Jerry Daly or Carol McCune (Media)
Director of Investor Relations	(703) 435-6293
& Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com

For Immediate Release

Winston Hotels Reports Third Quarter 2002 Results

     RALEIGH, N.C., November 6, 2002—Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (REIT) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the third quarter ended September 30, 2002.

     Funds from operations (FFO) declined 7.9 percent to $6.2 million for the 2002 third quarter, compared to $6.7 million for the same period in 2001. On a per share basis, FFO for the 2002 third quarter declined 21.6 percent to $0.29 on 21.5 million weighted average shares outstanding, compared to $0.37 on 18.3 million weighted average shares outstanding for the same quarter a year ago.

     A stalled economic recovery and concerns about traveling around the anniversary of the 9/11 terrorist attacks adversely impacted national travel and were the major contributors to softness in the company’s third quarter results. “The long-anticipated rebound in the economy, which directly impacts travel, remains elusive and unpredictable,” said Bob Winston, chief executive officer. “Compared with the third quarter of 2001, occupancy improved nearly 2 points to 66.4 percent, but was offset by a decline in room rate of 3.3 percent, which exerted pressure on operating margins.

     “Overall, we are pleased with the steady improvement in our RevPAR throughout the year. RevPAR was off 9.5 percent in the first quarter, down 5.7 percent in the second quarter and down just slightly in the third quarter, as compared to the same quarters in 2001. Nonetheless, the continued improvement in RevPAR is not occurring as rapidly as we, and the rest of the hotel industry, had anticipated.”

Operating Results

     Due to the acquisition in July 2002 of the company’s leasehold interests from Meristar Hotels and Resorts, now Interstate Hotels and Resorts, the results of operations for the three and nine months ended September 30, 2002, compared to the results of operations for the three and nine months ended September 30, 2001, do not offer a meaningful comparison. This is due primarily to recording the operating results of the hotels, for which the leasehold interests were acquired, on the company’s statements of operations beginning in the third quarter of 2002.

     In an effort to make a more meaningful comparison between periods, the company has provided below selected unaudited pro forma financial information for the three and nine months ended September 30, 2002 and 2001, as if the acquisition of the leasehold interests from Interstate occurred on January 1, 2001. This information is shown for the 49 hotels that were open during the periods presented and does not include operating results for any hotels that have been sold.

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Statistics
Average Daily Rate	$79.62	$82.33	$80.36	$83.64
Occupancy	66.4%	64.6%	66.1%	66.7%
Revenue Per Available Room	$52.90	$53.17	$53.14	$55.79

Operating Results (in thousands)
Revenue:
Rooms	30,420	30,336	90,456	92,733
Other hotel revenue	3,051	3,067	9,315	9,595
Percentage lease revenue	782	722	2,255	2,214
Interest, joint venture and other income	325	452	973	1,749
Total revenue	34,578	34,577	102,999	106,291
Hotel operating expenses:
Rooms	7,260	6,947	20,603	20,748
Other hotel operating expenses	2,247	2,208	6,588	6,637
Undistributed operating expenses:
Property operating costs	6,509	6,364	18,557	18,457
Real estate taxes and property and casualty insurance	1,590	1,716	5,001	5,370
Other operating costs	4,507	4,373	13,684	13,508
Percentage lease expense	1,086	852	3,079	1,421
Depreciation and amortization	5,088	5,199	15,282	15,754
General and administrative	1,224	1,232	4,094	3,729
Total expenses	29,511	28,891	86,888	85,624

Operating income	5,067	5,686	16,111	20,667

     “This quarter represents the first reporting period in which the company leased 47 of its hotels to a wholly owned subsidiary rather than to a third party. Under this structure, we now have the ability to exert significant influence over the top and bottom line of our business,” Winston commented.

     “We believe that by gaining control of our leases now, we very effectively have aligned the operator’s interests with ours and will now avoid the traditional conflicts between lessee and lessor,” he noted. “As a result, we believe we will be able to better address the needs of our properties and will reap the long-term benefits as the economy recovers. We fully expect that we will be able to take increasing advantage of operating synergies going forward and that these enhancements will improve the quality of our operations and our assets for the benefit of our shareholders.”

Financial Highlights

•	Total debt to EBITDA multiple was 3.7 on a trailing 12-month basis

•	Annual interest coverage ratio multiple was 3.7 on a trailing 12-month basis

•	Closed the quarter with consolidated debt to total assets at cost of 30.5 percent

•	Generated an unleveraged return on investment of 9.5 percent on its hotel portfolio on a trailing 12-month basis. Based upon the company’s leverage and borrowing costs, the company realized a leveraged return on investment of 10.4 percent on a trailing 12-month basis.

•	FFO payout ratio was 52.6 percent on a trailing 12-month basis

•	On a total portfolio basis, operating margins declined from 42.4 percent in the third quarter of 2001 to 39.3 percent in the third quarter of 2002, and from 43.9 percent to 42.0 percent for the nine months ended September 30, 2001 and 2002, respectively.

•	Based on information provided by Smith Travel Research, the year-to-date 2002 RevPAR yield through September 30, 2002, for our portfolio was 107 percent.

     Commenting on third quarter results, Joe Green, chief financial officer, said, “This is the first quarter following the buy-back of all but three of our leases. We are aggressively asset managing our properties, where margins remain under significant pressure. We expect to benefit substantially when the economy recovers.”

Dividend Performance

     During the third quarter, Winston Hotels declared a regular cash dividend of $0.15 per common share, which is equivalent to $0.60 per common share on an annualized basis. Also in the third quarter, the company announced its regular quarterly cash dividend to preferred shareholders of $0.578125 per share.

     “Based on the forecasts from our operators, we do not anticipate any change in our current dividend policy,” Green noted. Based on the closing price of the company’s stock on November 5, Winston’s current dividend is equivalent to an annualized dividend yield of 8.6 percent.

Outlook and Guidance

     “Based on our operators’ most recent forecasts, we are maintaining our revised guidance of a decline in RevPAR for full-year 2002 of approximately 6 percent, compared to 2001,” Green said. “FFO per share guidance for 2002 remains at $1.12 to $1.15.”

     “We would like to see a quick end to the current economic doldrums, but we are patient investors. It is frustrating that the economy remains mired, but we are in a good position to acquire hotels on an accretive basis, provide mezzanine loans for selected new construction and hotel renovations, and enhance the operations of the properties currently in our portfolio as the economy rebounds,” Winston said. “We believe that supply additions are at or near bottom in this phase of the hotel real estate cycle, and industry experts predict no significant upturn in supply during the near term. This bodes well for Winston Hotels.”

     Winston Hotels’ third quarter investor conference call is scheduled for 10 a.m. ET today. The call also will be simulcast over the Internet via the company’s web site, www.winstonhotels.com. The replay will be available on the company’s web site for 30 days and via telephone for seven days by calling 800-475-6701, access code 656255.

     Raleigh, North Carolina-based Winston Hotels, Inc., is a real estate investment trust specializing in the development, acquisition, repositioning and active asset management of premium limited-service, upscale extended-stay and full-service hotels, with a portfolio increasingly weighted toward the leading brands in the lodging industry’s upscale segment. The Company currently owns or is invested in 53 hotels with 7,273 rooms in 16 states, which includes: 46 wholly-owned properties with 6,330 rooms; a 49 percent ownership interest in three joint venture hotels with 453 rooms; a 50 percent ownership interest in two joint venture hotels with 215 rooms; and a mezzanine financing interest in two hotels with 275 rooms. For more information about Winston Hotels, visit the Winston Hotels Web site, www.winstonhotels.com.

     In addition to historical information, this press release contains forward-looking statements including, but not limited to statements referring to the estimated RevPAR for the year and remainder of the year, and estimated FFO per share for the year. The reader can identify these statements by use of words like “may,” “will,” “expect,” “project,” “anticipate,” “estimate,” “believes,” or “continue” or similar expressions. These statements represent the Company’s judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and other governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of mezzanine loans, or the failure to make additional mezzanine debt investments and investments in distressed hotel opportunities. Other risks are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2001, Quarterly Reports on Form 10-Q and its other periodic reports.

WINSTON HOTELS, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

ASSETS

	September 30, 2002	December 31, 2001

	(unaudited)

Land	$40,107	$41,114
Buildings and improvements	350,908	359,024
Furniture and equipment	44,486	44,376

Operating properties	435,501	444,514
Less accumulated depreciation	106,894	96,343

	328,607	348,171
Properties under development	1,800	1,916

Net investment in hotel properties	330,407	350,087

Corporate FF&E, net	803	1,033
Cash	2,153	887
Lease revenue receivable	—	4,786
Accounts receivable	2,787	—
Notes receivable	3,266	3,516
Investment in joint ventures	9,953	8,173
Deferred expenses, net	3,145	3,405
Prepaid expenses and other assets	6,937	5,017
Deferred tax asset	7,076	—

Total assets	$366,527	$376,904

LIABILITIES AND SHAREHOLDERS’ EQUITY

Long-term debt	$66,735	$67,684
Due to banks	77,600	102,900
Deferred percentage lease revenue	204	1,226
Accounts payable and accrued expenses	13,838	8,175
Accrued lease payable	165	—
Distributions payable	4,959	4,468
Minority interest in Partnership	7,627	8,246

Total liabilities	171,128	192,699

Shareholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding (liquidation preference of $76,734)	30	30
Common stock, $.01 par value, 50,000,000 shares authorized, 20,202,034 and 16,924,533 shares issued and outstanding	202	169
Additional paid-in capital	257,158	230,109
Unearned compensation	(1,048)	(542)
Accumulated other comprehensive income (loss)	(526)	(1,844)
Distributions in excess of earnings	(60,417)	(43,717)

Total shareholders’ equity	195,399	184,205

Total liabilities and shareholders’ equity	$366,527	$376,904

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	September 30, 2002	September 30, 2001

Revenue:
Rooms	$30,420	$—
Food and beverage	1,845	—
Other operating departments	1,206	—
Percentage lease revenue	8,886	14,322
Interest, joint venture and other income	325	452

Total revenue	42,682	14,774
Hotel operating expenses:
Rooms	7,260	—
Food and beverage	1,437	—
Other operating departments	810	—
Undistributed operating expenses:
Property operating costs	6,479	—
Real estate taxes and property and casualty insurance	1,590	1,715
Franchise costs	2,182	—
Maintenance and repair	1,702	—
Management fees	655	—
Percentage lease expense	1,086	—
Depreciation	4,870	4,973
Amortization	218	226
General and administrative	1,224	1,232

Total operating expenses	29,513	8,146

Operating income	13,169	6,628
Interest expense	2,642	2,984

Income before allocation to minority interest and income taxes	10,527	3,644
Income allocation to minority interests	513	139
Income tax benefit	(362)	—

Income from continuing operations	10,376	3,505
Discontinued operations:
Earnings from discontinued operations, net	—	41
Loss on sale of discontinued operations	(662)	—

Net income	9,714	3,546
Preferred stock distribution	(1,734)	(1,734)

Net income applicable to common shareholders	$7,980	$1,812

Income (loss) per common share:
Basic and diluted:
Income from continuing operations	$0.43	$0.11

Loss from discontinued operations	$(0.03)	$—

Net income per common share	$0.40	$0.11

Weighted average number of common shares	20,202	16,926
Weighted average number of common shares assuming dilution	21,500	18,258

WINSTON HOTELS, INC.
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Nine Months Ended	Nine Months Ended
	September 30, 2002	September 30, 2001

Revenue:
Rooms	$30,420	$—
Food and beverage	1,845	—
Other operating departments	1,206	—
Percentage lease revenue	28,500	34,114
Interest, joint venture and other income	973	1,750

Total revenue	62,944	35,864
Hotel operating expenses:
Rooms	7,260	—
Food and beverage	1,437	—
Other operating departments	810	—
Undistributed operating expenses:
Property operating costs	6,479	—
Real estate taxes and property and casualty insurance	5,001	5,386
Franchise costs	2,182	—
Maintenance and repair	1,702	—
Management fees	655	—
Percentage lease expense	1,086	—
Depreciation	14,657	15,161
Lease acquisition	17,668	—
Amortization	625	693
General and administrative	4,094	3,729

Total operating expenses	63,656	24,969

Operating income (loss)	(712)	10,895
Interest expense	8,001	9,277

Income (loss) before loss on sale of property, allocation to minority interest and income taxes	(8,713)	1,618
Loss on sale of property	—	(683)
Loss allocation to minority interest	(521)	(304)
Income tax benefit	(7,076)	—

Income (loss) from continuing operations	(1,116)	1,239
Discontinued operations:
Earnings (loss) from discontinued operations, net	76	(3)
Loss on sale of discontinued operations	(1,452)	—

Net income (loss)	(2,492)	1,236
Preferred stock distribution	(5,203)	(5,203)

Net loss applicable to common shareholders	$(7,695)	$(3,967)

Loss per common share:
Basic and diluted:
Loss from continuing operations	$(0.33)	$(0.23)

Loss from discontinued operations	$(0.07)	$—

Net loss per common share	$(0.40)	$(0.23)

Weighted average number of common shares	19,174	16,926
Weighted average number of common shares assuming dilution	19,174	16,926

WINSTON HOTELS, INC.
CALCULATION OF FFO AND EBITDA
in thousands, except per share data)

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Funds from operations:

Net Income	$9,714	$3,546	$(2,492)	$1,236
Minority interest allocation	513	139	(521)	(304)
Preferred stock dividend	(1,734)	(1,734)	(5,203)	(5,203)
Depreciation	4,870	4,973	14,657	15,161
Depreciation from discontinued operations	47	159	281	506
Depreciation from joint ventures	215	191	594	427
Deferred revenue	(8,095)	(802)	(1,022)	9,960
Deferred revenue from joint ventures	357	243	919	380
Loss on sale of property	662	—	1,452	683
Lease acquisition expense	—	—	17,668	—
Income tax benefit	(362)	—	(7,076)	—

Funds from operations	$6,187	$6,715	$19,257	$22,846

Weighted average common shares assuming dilution	21,500	18,258	20,487	18,244

FFO per share	$0.29	$0.37	$0.94	$1.25

Earnings before interest, taxes, depreciation and amortization (EBITDA):

FFO	$6,187	$6,715	$19,257	$22,846
Interest expense	2,642	2,984	8,001	9,277
Interest expense from joint ventures	167	243	480	538
Amortization	218	226	625	693
Dividend on preferred stock	1,734	1,734	5,203	5,203

EBITDA	$10,948	$11,902	$33,566	$38,557

Winston Hotels, Inc.
QTD and YTD RevPAR Summary
49 Hotels Reporting

	September QTD			September YTD

	2001	2002	%CH	2001	2002	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	39.46	39.37	-0.2%	40.81	39.64	-2.9%
Courtyard/Fairfield/Residence Inns	52.81	50.70	-4.0%	56.20	52.93	-5.8%
Hampton Inn	53.17	52.59	-1.1%	54.73	51.74	-5.5%
Hilton Garden Inn	64.52	68.95	6.9%	67.46	67.14	-0.5%
Holiday Inn/Express/Select	62.01	57.44	-7.4%	63.54	55.47	-12.7%
Homewood Suites	57.56	59.37	3.1%	66.88	64.39	-3.7%
Region
South Atlantic	48.07	48.11	0.1%	50.98	48.73	-4.4%
East North Central	62.59	70.45	12.6%	62.86	65.64	4.4%
West South Central	47.38	42.58	-10.1%	50.32	45.53	-9.5%
Mountain	31.20	30.34	-2.8%	49.51	42.67	-13.8%
New England	76.82	75.33	-1.9%	69.63	67.77	-2.7%
Middle Atlantic	90.79	87.42	-3.7%	88.11	81.77	-7.2%
Segment
Mid-scale w/ F&B	81.79	79.71	-2.5%	79.57	75.49	-5.1%
Mid-scale w/o F&B	47.11	46.39	-1.5%	48.63	45.77	-5.9%
Upscale	55.73	56.40	1.2%	60.86	58.52	-3.8%
Service
Extended-stay	53.02	53.92	1.7%	63.24	59.95	-5.2%
Full-service	63.13	63.04	-0.1%	64.15	61.71	-3.8%
Limited-service	47.11	46.39	-1.5%	48.63	45.77	-5.9%

TOTAL	53.17	52.91	-0.5%	55.79	53.14	-4.8%